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                                  Exhibit (22)

                         SUBSIDIARIES OF THE CORPORATION


                                                   State or other jurisdiction
                      Name                              of organization
- ----------------------------------------           --------------------------
Snap-on Tools of Canada Ltd                               Canada
Snap-on Tools Limited                                     United Kingdom
Snap-on Tools International, Ltd. (F.S.C.)                U.S. Virgin Islands
Herramientas Snap-on de Mexico, S.A.                      Mexico
Snap-on Tools GmbH                                        Germany
Snap-on Tools (Australia) Pty. Ltd.                       Australia
Snap-on Tools Netherlands B.V.                            Netherlands
Snap-on Tools Japan, K.K.                                 Japan
Snap-on Tools Worldwide, Inc.                             Michigan
ATI Tools, Inc.                                           Delaware
Balco, Inc.                                               California
J. H. Williams Company                                    Delaware
Sun Electric Corporation                                  Delaware
  (Has 7 U.S. subsidiaries and 16 non-U.S. subsidiaries)